UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

Lapolla Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31354	13-3545304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intercontinental Business Park 15402 Vantage Parkway East, Suite 322 Houston, Texas 77032	77032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 219-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On November 30, 2017, Icynene U.S. Holding Corp. (“Icynene”) completed its previously announced acquisition of Lapolla Industries, Inc. (the “Company”).

The acquisition was consummated pursuant to an Agreement and Plan of Merger (“Merger Agreement”), dated October 4, 2017, by and among Icynene, the Company, and Blaze Merger Sub Inc., a wholly owned subsidiary of Icynene (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and the wholly owned subsidiary of Icynene (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (other than any shares held by the Company as treasury shares or shares held by Icynene, Merger Sub, or any other wholly-owned affiliate of Icynene and those shares with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn) was cancelled and extinguished and converted into the right to receive $1.03 in cash, without interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lapolla Industries, Inc.

Date: November 30, 2017	By:	/s/ Douglas Kramer
	Name:	Douglas Kramer
	Title:	President and Chief Executive Officer